UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2018

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

1-800-FLOWERS.COM, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 11, 2018.  The stockholders considered two proposals at the meeting, each of which is described in more detail in the Proxy Statement.  The matters voted upon at the meeting and the results of the votes are stated below.

1. The following nominees for directors were elected to serve a one year term expiring at the 2019 annual meeting of the stockholders:

			Broker
Nominee	For	Withheld	Non-Votes
Geralyn Breig	312,100,623	134,621	4,372,780
Celia Brown	311,769,303	465,941	4,372,780
James Cannavino	310,553,095	1,682,149	4,372,780
Eugene DeMark	312,096,689	138,555	4,372,780
Leonard Elmore	310,488,607	1,746,637	4,372,780
Sean Hegarty	312,098,971	136,273	4,372,780
Christopher G. McCann	311,938,617	296,627	4,372,780
James F. McCann	309,615,432	2,619,812	4,372,780
Katherine Oliver	312,025,148	210,096	4,372,780
Larry Zarin	311,841,653	393,591	4,372,780

2. The stockholders ratified the appointment of BDO USA, LLP to serve as registered public accountants for the fiscal year ending June 30, 2019.

For	Against	Abstain	Broker Non-Votes
316,537,916	47,931	22,177	-

3. A shareholder proposal regarding a change to provide that all of the Company’s outstanding stock have one vote per share was not properly presented at the meeting, as neither the shareholder proponent nor a qualified representative of the proponent attended to present the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2018

1-800-FLOWERS.COM, Inc.

By:	/s/ William E. Shea
William E. Shea
Chief Financial Officer & Senior Vice-President